EXHIBIT 5.1

April 29, 2008

Empire Energy Corporation International 4500 College Blvd., Suite 240 Leawood, Kansas 66211

Re:	Registration Statement on Form S-8 – Empire Energy Corporation International
–2008 Special Stock Award Plan

Ladies and Gentlemen:

At your request, I am rendering this opinion in connection with the proposed issuance, pursuant to the Empire Energy Corporation International 2008 Special Stock Award Plan (the “Plan”), of up to 30,000,000 (the “Shares”) of common stock, no par value (“Common Stock”), of Empire Energy Corporation International, a Nevada corporation (the “Company”).

     I have examined instruments, documents and records, which are deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, I am of the opinion that the Shares issuable by the Company pursuant to the Plan, when issued in accordance with the provision of the Plan and the stock option agreements entered into thereunder and in the manner referred to in the prospectus associated with the Registration Statement on Form S-8, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, I do not consider that I am an “expert” within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

I express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Nevada, and the opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Nevada.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S-

8 and may not be relied upon for any other purpose. I disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours

/s/ W. Scott Lawler, Esq.